Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Record First Quarter Revenue
and Net Income for Fiscal 2015

Fremont, Calif., - March 31, 2015 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2015.

	Q1 FY15	Q1 FY14	Net change
Revenue ($M)	$3,202	$3,027	5.8%
Operating income ($M)	$78.9	$62.0	27.4%
Non-GAAP operating income ($M)(1)	$97.5	$76.6	27.4%
Operating margin	2.47%	2.05%	42bps
Non-GAAP operating margin(1)	3.05%	2.53%	52bps
Net income attributable to SYNNEX Corporation ($M)	$46.3	$38.4	20.6%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$58.2	$47.7	21.9%
Diluted EPS	$1.16	$1.00	16.0%
Non-GAAP Diluted EPS(1)	$1.46	$1.24	17.7%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“We are pleased to report another record quarter of financial results for SYNNEX. We continue to deliver revenue growth, increased earnings and margin expansion,” stated Kevin Murai, President and Chief Executive Officer. “While our results are very good, we did not meet our stated goals for this quarter. Fortunately, we believe the aspects related to this shortfall are short term and our core Technology Solutions and Concentrix businesses remain solid.”

Fiscal 2015 First Quarter Highlights:

•
Technology Solutions: Revenue was $2.9 billion, down 1.3% organically from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business on a constant dollar basis grew 1.3%. Technology Solutions income before non-operating items, income taxes and noncontrolling interest was $71.3 million, or 2.5% of segment revenue, compared with $63.5 million, or 2.2% of segment revenue, in the fiscal first quarter of 2014.

•
Concentrix: Revenue was $341.8 million, up from $127.0 million in the prior fiscal year quarter, due to the acquisition of the IBM CRM business. Income before non-operating items, income taxes and noncontrolling interest was $7.6 million, or 2.2% of revenue, compared with a loss of $1.8 million in the prior fiscal year quarter. Non-GAAP income before non-operating items, income taxes and noncontrolling interest was $25.5 million, or 7.5% of revenue, for the fiscal first quarter of 2015, compared to $11.8 million, or 9.3% of revenue, in the first fiscal quarter of 2014.

•
The trailing fiscal four quarter ROIC was 8.2% compared to 8.8% in the prior year fiscal first quarter. Excluding the impact of acquisition and integration expenses and amortization of intangibles, the trailing fiscal first quarter ROIC was 10.5%.

•	The debt to capitalization ratio was 33%, unchanged from the prior year period and down from 37% in the fiscal fourth quarter of 2014.

•	Depreciation and amortization were $11.2 million and $14.6 million, respectively.

•	The cash conversion cycle was 50 days, up 7 days from the prior year fiscal first quarter and up 5 days from the fourth fiscal quarter of 2014.

•	Cash flow from operations was approximately $200 million, compared to $12 million in fiscal fourth quarter of 2014 and $35 million used in operations in the first fiscal quarter of 2014.
Fiscal 2015 Second Quarter Earnings Outlook and Dividend Announcement:
The following statements are based on SYNNEX' current expectations for the fiscal 2015 second quarter and do not include acquisition and integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.375 billion to $3.475 billion.

•	Non-GAAP net income is expected to be in the range of $60.2 million to $62.5 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.50 to $1.56.

•	After-tax amortization of intangibles is expected to be $8.7 million, or $0.22 per share.

•	We anticipate a negative currency impact on revenue of approximately $130 million.

•
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.125 per common share. The dividend will be payable on May 1, 2015 to the stockholders of record as of the close of business on April 17, 2015.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.
About SYNNEX

SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions.  The Concentrix segment offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX operates in 25 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information, and the non-GAAP measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.
Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2015 second quarter as to revenue, non-GAAP net income, non-GAAP diluted earnings per share, after-tax amortization of intangibles, currency impact, the Company’s confidence in its ability to grow faster than the market in its business segments, currency headwinds and other tactical challenges and the Company’s expectations regarding their potential impact and short-term nature of such impact on the Company’s results, the short-term nature of the aspects related to the shortfall in stated goals, the Company’s belief that its core Technology Solutions and Concentrix businesses are solid , market conditions, margin expansion, our ongoing commitment to return cash to shareholders, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2014 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2015 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	February 28, 2015	November 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$169,771	$180,143
Restricted cash	37,654	34,269
Short-term investments	7,784	7,128
Accounts receivable, net	1,590,737	2,091,511
Receivable from related parties	112	332
Inventories	1,306,039	1,398,463
Current deferred tax assets	33,637	34,310
Other current assets	151,731	153,833
Total current assets	3,297,465	3,899,989
Property and equipment, net	212,936	200,803
Goodwill	315,817	314,213
Intangible assets, net	212,533	229,684
Deferred tax assets	11,678	10,790
Other assets	57,905	57,563
Total assets	$4,108,334	$4,713,042

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$579,579	$716,257
Accounts payable	1,125,223	1,585,606
Payable to related parties	2,620	5,129
Accrued liabilities	373,944	391,608
Income taxes payable	12,447	23,129
Total current liabilities	2,093,813	2,721,729
Long-term borrowings	260,318	264,246
Long-term liabilities	57,275	60,215
Deferred tax liabilities	12,114	12,867
Total liabilities	2,423,520	3,059,057
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	40
Additional paid-in capital	391,394	384,625
Treasury stock	(34,180)	(32,723)
Accumulated other comprehensive loss	(22,545)	(6,628)
Retained earnings	1,349,698	1,308,244
Total SYNNEX Corporation stockholders’ equity	1,684,407	1,653,558
Noncontrolling interest	407	427
Total equity	1,684,814	1,653,985
Total liabilities and equity	$4,108,334	$4,713,042

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2015	February 28, 2014
Revenue	$3,202,458	$3,026,984
Cost of revenue	(2,914,240)	(2,820,338)
Gross profit	288,218	206,646
Selling, general and administrative expenses	(209,271)	(144,696)
Income before non-operating items, income taxes and noncontrolling interest	78,947	61,950
Interest expense and finance charges, net	(6,441)	(4,498)
Other income, net	67	2,968
Income before income taxes and noncontrolling interest	72,573	60,420
Provision for income taxes	(26,271)	(21,962)
Net income	46,302	38,458
Net income (loss) attributable to noncontrolling interest	21	(41)
Net income attributable to SYNNEX Corporation	$46,323	$38,417
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.17	$1.01
Diluted	$1.16	$1.00
Weighted-average common shares outstanding:
Basic	38,968	37,656
Diluted	39,303	38,065
Cash dividends declared per share	$0.13	$—

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended
	February 28, 2015	February 28, 2014
Revenue:
Technology Solutions	$2,864,288	$2,902,907
Concentrix	341,762	126,965
Inter-segment elimination	(3,592)	(2,888)
Consolidated	$3,202,458	$3,026,984

Income (loss) before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$71,250	$63,531
Concentrix	7,578	(1,779)
Inter-segment elimination	119	198
Consolidated	$78,947	$61,950

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended
	February 28, 2015	February 28, 2014
Consolidated:
Revenue	$3,202,458	$3,026,984

GAAP income before non-operating items, income taxes and noncontrolling interest	$78,947	$61,950
IBM CRM acquisition and other integration expenses	3,993	8,908
Amortization of intangibles	14,593	5,697
Non-GAAP operating income	$97,533	$76,555

GAAP operating margin	2.47%	2.05%
Non-GAAP operating margin	3.05%	2.53%

Technology Solutions:
Revenue	$2,864,288	$2,902,907

GAAP income before non-operating items, income taxes and noncontrolling interest	$71,250	$63,531
Amortization of intangibles	669	986
Non-GAAP operating income	$71,919	$64,517

GAAP operating margin	2.49%	2.19%
Non-GAAP operating margin	2.51%	2.22%

Concentrix:
Revenue	$341,762	$126,965

GAAP income (loss) before non-operating items, income taxes and noncontrolling interest	$7,578	$(1,779)
IBM CRM acquisition and other integration expenses	3,993	8,908
Amortization of intangibles	13,924	4,711
Non-GAAP operating income	$25,495	$11,840

GAAP operating margin	2.22%	(1.40)%
Non-GAAP operating margin	7.46%	9.33%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands except per share amounts)

	Three Months Ended
	February 28, 2015	February 28, 2014
Net income attributable to SYNNEX Corporation	$46,323	$38,417
IBM CRM acquisition and other integration expenses, net of taxes(1)	2,548	5,670
Amortization of intangibles, net of taxes(1)	9,310	3,627
Non-GAAP net income attributable to SYNNEX Corporation	$58,181	$47,714

Diluted EPS	$1.16	$1.00
IBM CRM acquisition and other integration expenses	0.06	0.15
Amortization of intangibles	0.23	0.09
Non-GAAP Diluted EPS(2)	$1.46	$1.24

(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.
(2) The sum of the components of Non-GAAP Diluted EPS adjustments may not agree to totals, as presented, due to rounding.